EXHIBIT 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization	% of Voting Equity Owned by Parent
199 Sunbeam Realty, LLC	Delaware	100%
CGRH, LLC	Delaware	100%
Clyde's of Broadland, LLC	Virginia	100%
Clyde's of Chevy Chase, LLC	Maryland	100%
Clyde's Tower Oaks Lodge, LLC	Maryland	100%
Clyde's of Columbia, LLC	Maryland	100%
Clyde's of Gallery Place, LLC	District of Columbia	100%
Clyde's of Georgetown, LLC	District of Columbia	100%
Clyde's at Mark Center, LLC	Virginia	100%
Clyde's of Reston, LLC	Virginia	100%
Clyde's Management, LLC	District of Columbia	100%
The City Limit, LLC	District of Columbia	100%
The Walrus Company, LLC	District of Columbia	100%
Cybervista LLC	Delaware	100%
Forney Corporation	Delaware	100%
Forney Shanghai Trading Company	China (PR)	100%
Forney Maquila, LLC	Delaware	100%
FMMX S. de R.L. de C.V.	Mexico	100%	(a)
FSM S. de R.L. de C.V	Mexico	100%	(b)
FRTW Holdings LLC	Delaware	100%
Hoover Wood Products Holdings, Inc.	Delaware	98%
Hoover Treated Wood Products, Inc.	Delaware	98%
Graham Automotive LLC	Delaware	100%
Graham-Ourisman Automotive LLC	Delaware	90%
Endor, LLC	Maryland	100%
Lando, LLC	Virginia	100%
C3PO, LLC	Maryland	100%
Boba Fett LLC	Maryland	100%
Hoth LLC	Maryland	100%
Graham Healthcare Group, Inc.	Delaware	100%
Celtic Healthcare, Inc.	Nevada	100%
Residential Home Health of Carlisle, LLC	Pennsylvania	100%
Celtic Living Assistance Services, LLC	Pennsylvania	100%
Celtic Homecare, Inc.	Pennsylvania	100%
Graham Health Services, LLC	Pennsylvania	100%
Celtic Rehabilitation Services, Inc.	Pennsylvania	100%
Residential Home Health of NC PA, LLC	Pennsylvania	100%
Residential Healthcare of NE PA, LLC	Pennsylvania	100%
Residential Hospice of Carlisle, LLC	Pennsylvania	100%
Celtic Hospice & Palliative Care Services of NC PA, LLC	Pennsylvania	100%
Residential Hospice of Southern Illinois LLC	Pennsylvania	100%
Celtic Healthcare of Maryland, Inc.	Maryland	100%
Home Health Utilization Management, LLC	Pennsylvania	100%
Residential Home Health of Southern Illinois, LLC	Pennsylvania	100%
Celtic Healthcare Technology Solutions, LLC	Pennsylvania	100%
Graham Healthcare Capital, LLC	Delaware	100%
GHC One, LLC	Delaware	100%
GHC One Clarus, LLC	Delaware	95%
Clarus Care, LLC	Delaware	100%
GHC One CSI, LLC	Delaware	95%
CSI Pharmacy Holding, LLC	Delaware	75%
Residential Healthcare Group, Inc.	Delaware	100%
Hometown Home Health Care Inc.	Michigan	100%
RHH Holdings Co.	Michigan	100%
Residential Home Health, LLC	Michigan	100%
Residential Hospice, LLC	Michigan	100%
RHM-KCINO, LLC	Michigan	100%
RHH Ventures Illinois, LLC	Illinois	100%

Graham Media Group, Inc.	Delaware	100%
Graham Media Group, Florida, Inc.	Florida	100%
Graham Media Group, Houston, Inc	Delaware	100%
Graham Media Group, Michigan, Inc.	Delaware	100%
Graham Media Group, Orlando, Inc.	Delaware	100%
Graham Media Group, San Antonio, Inc.	Delaware	100%
Graham Media Group, Virginia, LLC	Virginia	100%
SocialNewsDesk	Florida	100%
Group Dekko Holdings Inc.	Delaware	100%
Group Dekko Inc.	Indiana	100%
Premier Manufacturing Group, Inc. (d/b/a Electric-Cable Assemblies)	Connecticut	100%
Dekko Global Enterprise LLC	Indiana	100%
Grupo Dekko Mexico S.A, de C.V,	Mexico	100%	(c)
Furnlite Inc.	North Carolina	100%
Joyce/Dayton Corporation	Ohio	100%
EDrive Actuators, Inc.	Connecticut	100%
Lowly Worm Holdings, Inc.	Delaware	100%
UNI-LIFT LLC	Delaware	100%
Kaplan, Inc.	Delaware	99.44%
Dev Bootcamp, Inc.	California	100%
Graham Holdings Retired Employee Payroll Master, LLC	Delaware	100%
Kaplan International, LLC	Delaware	100%
Kaplan (Canada) Ltd.	Ontario	100%
U.S. CPA ExamPrep, Inc.	Ontario	100%
Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	100%	(d)
Education HR Services Mexico, S. de R.L. de C.V.	Mexico	100%	(d)
Kaplan Higher Education, LLC	Delaware	100%
Texas Educational Ventures, LP	Delaware	100%
Iowa College Acquisition, LLC	Delaware	100%
DF Institute, LLC	Illinois	100%
SmartPros, LLC	Delaware	100%
Loscalzo Institute, LLC	New Jersey	100%
The College for Financial Planning Institutes Corp.	Arizona	100%
The College for Financial Planning, Inc.	Arizona	100%
KV EdTech Partners LLC	Delaware	100%
Kaplan Mexico Holdings, LLC	Delaware	100%
Kaplan (India) Private Limited	India	100%	(e)
Kaplan (PR) Inc.	Puerto Rico	100%
MG Prep, LLC	New York	100%
Kaplan K12 Learning Services, LLC	Delaware	100%
Kaplan Test Prep International, LLC	California	100%
Kaplan International North America, LLC	California	100%
Kaplan International Pathways North America, LLC	Delaware	100%
Kaplan International English (Thailand), Co. Ltd.	Thailand	99.99%	(f)
Hands On Consulting Limited	Hong Kong	100%
Hands On Education Consultants Co., Ltd.	Thailand	100%	(g)
Kaplan U.K. Limited	England & Wales	100%
Aspect Education Limited	England & Wales	100%
Kaplan Japan K.K.	Japan	100%
Education Tower Ltd.	Hong Kong	100%
BEO KK	Japan	100%
Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%
Pacific Language Institute, Inc.	British Columbia	100%
Aspect Education UK Limited	England & Wales	100%
Aspect Educational Services Limited	England & Wales	100%
Aspect International Language Academies Limited	England & Wales	100%
Anglo World Travel SA	Switzerland	100%
Anglo-World Group Ltd.	England & Wales	100%
Anglo-World Education Ltd.	England & Wales	100%
Aspect International Language Schools Limited	Ireland	100%
Aspect Language Schools Limitada	Columbia	100%
Aspect Language Schools Limited	Switzerland	100%
Aspect S.A.R.L. France	France	100%

Aspect Education (Hong Kong) Limited	Hong Kong	100%
Kaplan International Colleges, C.A.	Venezuela	100%	(h)
Kaplan International Operations Mexico, S.A. de C.V.	Mexico	100%	(i)
KI HR Services Mexico, S.A. de C.V.	Mexico	100%	(j)
West of England Language Services Limited	England & Wales	100%
The Salisbury School of English Limited	England & Wales	100%
Kaplan International Investments Limited	England & Wales	100%
Kaplan Test Prep and Admissions Limited	England & Wales	100%
Manhattan GMAT Limited	England & Wales	100%
Heverald Groupe S.A.	Switzerland	100%
Alpadia Freiburg	Germany	100%
Agencia Suiza para la Educación Internacional Corp.	Panama	100%
ESL Taalreisen BV	Netherlands	100%
ESL Estudios Internacionales S.A.S	Colombia	100%
Alpdia S.A.	France	100%
Alpadia Sarl	France	100%
Alpadia Berlin GmbH	Germany	100%
ESL Nordic AB	Sweden	100%
ESL Education S.A.S	France	100%
ESL Education Belgique sprl	Belgium	100%
ESL Education Italia S.R.L.	Italy	100%
Alpadia UK Limited	England & Wales	100%
ESL Education GmbH ÖSTERREICH	Austria	100%
ESL Education S.A.	Switzerland	100%
Alpadia Education SL	Spain	100%
ESL Educación España S.L	Spain	100%
ESL Education GmbH Deutschland	Germany	100%
ESL Services IT S.R.L	Italy	100%
ESL Services SP S.L	Spain	100%
Kaplan International UK Holdings Limited	England & Wales	100%
Kaplan International English (Australia) Pty Limited	Australia	100%
Kaplan International (Brisbane) Pty Limited	Australia	100%
Kaplan International (NZ) Limited	New Zealand	100%
Kaplan International (Perth) Pty Limited	Australia	100%
Aspect ILA Sydney Pty Limited	Australia	100%
Kaplan Australia Holdings Pty Limited	Australia	100%
Kaplan Australia Pty Limited	Australia	100%
Red Marker Pty Ltd	Australia	100%
Kaplan International (Melbourne & Adelaide) Pty Limited	Australia	100%
Kaplan Higher Education Pty Limited	Australia	100%
Kaplan Business School Pty Limited	Australia	100%
Tribeca Learning Pty Limited	Australia	100%
Kaplan Education Pty Limited	Australia	100%
Kaplan Holdings Limited	Hong Kong	100%
Kaplan Citic Education Co. Limited	China (PR)	49%
Kaplan Financial (HK) Limited	Hong Kong	100%
Kaplan Language Training (HK) Limited	Hong Kong	100%
Kaplan Institute Limited	Hong Kong	100%
Shanghai Kaplan Education Investment Consulting Co. Ltd.	China (PR)	100%
The Financial Training (Shanghai) Co., Ltd.	China (PR)	100%
Shanghai Kai Bo Education Investment Management Co. Limited	China (PR)	100%	(k)
Kaplan Singapore Pte. Ltd.	Singapore	100%
Kaplan Learning Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education Institute Pte. Ltd	Singapore	100%
Kaplan Higher Education (HK) Limited	Hong Kong	100%
Kaplan Higher Education Academy Pte. Ltd.	Singapore	100%
Lotus Advertising Pte. Ltd	Singapore	100%
Kaplan Myanmar Company Limited	Myanmar	99%
Coxcourt Limited	Ireland	100%
Accountancy & Business College Holdings Limited	Ireland	100%	(l)

Accountancy & Business College (Ireland) Limited	Ireland	100%
Methley Limited	Ireland	100%
Kitagarth Services Unlimited Company	Ireland	100%
LSB College Limited	Ireland	100%
The Dublin Business School Limited	Ireland	100%
DBS Educational Services Malaysia SDN.BHD.	Malaysia	100%
Kaplan International Holdings Limited	England & Wales	100%
Eagle Education and Training Limited	England & Wales	100%
Kaplan Dubai Limited	England & Wales	100%
Kaplan Higher Education Limited	England & Wales	100%
Osborne Books Limited	England & Wales	100%
Kaplan Financial Limited	England & Wales	100%
Kaplan SQE Limited	England & Wales	100%
Altior Limited	England & Wales	100%
Altior Consulting & Training Limited	England & Wales	100%
Hawksmere Limited	England & Wales	100%
Holborn College Limited	England & Wales	100%
Kaplan International Colleges U.K. Limited	England & Wales	100%
Kaplan Essex Limited	England & Wales	100%
Kaplan Qatar Limited	England & Wales	100%
Kaplan Colleges Private Limited	India	100%
Kaplan International Colleges (Private) Limited	Pakistan	100%
Kaplan Glasgow Limited	England & Wales	100%
Kaplan International Colleges Limited	Nigeria	100%
Kaplan Liverpool Limited	England & Wales	100%
Kaplan Nottingham Limited	England & Wales	100%
Kaplan NT Limited	England & Wales	100%
Kaplan US Limited	England & Wales	100%
Kaplan International College London Limited	England & Wales	100%
Kaplan Brighton Limited	England & Wales	100%
Kaplan UWE Limited	England & Wales	100%
Kaplan Bournemouth Limited	England & Wales	100%
Kaplan Bath Limited	England & Wales	100%
Kaplan Estates Limited	England & Wales	100%
Kaplan York Limited	England & Wales	100%
Kaplan Saudi Arabia Limited	Saudi Arabia	100%
Kaplan Partner Services HK Limited	Hong Kong	100%	(m)
Kaplan Law School Limited	England & Wales	100%
Kaplan Open Learning Limited	England & Wales	100%
Kaplan Open Learning (Essex) Limited	England & Wales	100%
Kaplan Open Learning (Liverpool) Limited	England & Wales	100%
Kaplan Publishing Limited	England & Wales	100%
Kaplan Professional Awards Limited	England & Wales	100%
Mander Portman Woodward Limited	England & Wales	100%
Kensington Student Services Limited	England & Wales	100%
Justin Craig Education Limited	England & Wales	100%
Post NW, LLC	New York	100%
Social Code LLC	Delaware	100%
Social Code Holdings, LLC	Delaware	100%
JKR Ventures, LLC	Ohio	100%
Marketplace Strategy, LLC	Ohio	100%
Marketplace Direct, LLC	Ohio	100%
The Slate Group, LLC	Delaware	100%
Megaphone, LLC	Delaware	100%
Pinna LLC	Delaware	100%

________________________

(a)	Forney Corporation owns .03% and Forney Maquila, LLC owns 99.97% of FMMX S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and Forney Corporation in FMMX S. de R.L. de C.V. is 100%.

(b)
Forney Maquila, LLC owns .03% and FMMX s. de R.L. de C.V. owns 99.97% of FSM S. de R.L. de C.V. The combined ownership of Forney Maquila, LLC and FMMX S. de R.L. de C.V. in FSM S. de R.L. de C.V. is 100%.

(c)
Dekko Global Enterprise, LLC owns 99.998% of Type A Common Stock of Grupo Dekko Mexico, S.A. de C.V. and Group Dekko Holdings, Inc. owns .002% of Type A Common Stock of Grupo Dekko Mexico, S.A. de C.V. Dekko Global Enterprise, LLC owns 100% of Type B Common Stock of Grupo Dekko Mexico, S.A. de C.V. The combined ownership by Dekko Global Enterprise, LLC and Group Dekko Holdings, Inc. in Grupo Dekko Mexico, S.A. de C.V. is 100%.

(d)
Kaplan Mexico Holdings, LLC also owns 1% stock in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S. de R.L. de C.V. The combined ownership of Kaplan, Inc. and Kaplan Mexico Holdings, LLC in Kaplan Educational Services de Mexico, S. de R.L. de C.V. and Education HR Services Mexico, S.de R.L. de C.V. is 100%.

(e)
Kaplan Colleges Private Limited also owns 4.35% stock in Kaplan (India) Private Limited. The combined ownership of Kaplan Mexico Holdings, LLC and Kaplan Colleges Private Limited in Kaplan (India) Private Limited is 100%.

(f)
Kaplan International North America, LLC and Kaplan Test Prep International, Inc. each own 1 share or .00334% of Kaplan International English (Thailand), Co. Ltd. The combined ownership of Kaplan International North America, LLC, Kaplan Test Prep International, Inc. and Kaplan, Inc. in Kaplan International English (Thailand), Co. Ltd. is 99.99%.

(g)
Hands On Consulting Limited owns 49% stock and Kaplan International, Inc. and Kaplan Test Prep International, Inc. each own 0.002% stock of Hands On Education Consultants Co., Ltd. The combined ownership of Kaplan, Inc., Hands On Consulting Limited, Kaplan International, Inc. and Kaplan Test Prep International, Inc. in Hands On Education Consultants Co., Ltd. is 100%.

(h)
Aspect Educational Services Limited also owns 5% stock in Kaplan International Colleges, C.A. The combined ownership of Aspect Educational Services Limited and Aspect Education Limited in Kaplan International Colleges, C.A. is 100%.

(i)
Aspect Educational Services Limited also owns .002% equity in Kaplan International Operations Mexico, S.A. de C.V. and KI HR Services Mexico, S.A. de C.V. The combined ownership of Aspect Education Limited and Aspect Educational Services Limited in Kaplan International Operations Mexico, S.A. de C.V. and KI HR Services Mexico, S.A. de C.V. is 100%.

(j)
Kaplan International Holdings Limited also owns 1 share or .00001% of Kaplan International Colleges Limited. The combined ownership of Kaplan International Holdings Limited and Kaplan International Colleges U.K. Limited in Kaplan International Colleges Limited is 100%.

(k)
Shanghai Kaplan Education Investment Consulting Co. Ltd also owns 52.5% stock in Shanghai Kai Bo Education Investment Management Co. Limited. The combined ownership of The Financial Training (Shanghai) Co., Ltd and Shanghai Kaplan Education Investment Consulting Co. Ltd in Shanghai Kai Bo Education Investment Management Co. Limited is 100%.

(l)
Coxcourt Limited also owns 43.11% voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan International UK Holdings Limited and Coxcourt Limited in Accountancy & Business College Holdings Limited is 100%.

(m)
Kaplan NT Limited, Kaplan Liverpool Limited, Kaplan Glasgow Limited, Kaplan Nottingham Limited, The University of York International Pathway College LLP (which is 45% owned by Kaplan York Limited), Kaplan International College London Limited, Kaplan UWE Limited, Kaplan Bournemouth Limited, Kaplan Brighton Limited and Kaplan Essex Limited each owns 10% of Kaplan Partner Services HK Limited.  The combined ownership of Kaplan NT Limited, Kaplan Liverpool Limited, Kaplan Glasgow Limited, Kaplan Nottingham Limited, The University of York International Pathway College LLP, Kaplan International College London Limited, Kaplan UWE Limited, Kaplan Bournemouth Limited and Kaplan Brighton Limited and Kaplan Essex Limited is 100%.

As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.